                                                                       EXHIBIT G

                         AGREEMENT AND OPTION TO INVEST



     This Agreement and Option to Invest (this "AGREEMENT") is made as of the ___ day of September, 1997 by and among Socket Communications, Inc., a Delaware corporation ("SOCKET") and the investors listed on Schedule A hereto (the "INVESTORS").

     WHEREAS, each of the Investors made an investment in Socket pursuant to a Convertible Subordinated Promissory Note dated February 14, 1997 in the principal amount set forth opposite such Investor's name on Schedule A hereto (the "PRIOR INVESTMENT");

     WHEREAS, in connection with this Agreement, Socket and each of the Investors have agreed to amend and restate the prior Convertible Subordinated Promissory Note to, among other things, extend the term of such note to August 14, 1998 and reduce the conversion price from $1.00 to $0.50 per share of Socket Common Stock (as amended and restated, the "AMENDED AND RESTATED NOTE"); and

     WHEREAS, if Socket achieves certain milestones by October 31, 1997 as set forth on Exhibit A (the "MILESTONES"), each of the Investors desires to make an additional investment in at least the same amount as the Prior Investment pursuant to a new Convertible Subordinated Promissory Note on substantially the terms set forth on the Term Sheet attached hereto as Exhibit B (the "ADDITIONAL INVESTMENT TERMS").

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, and agreements set forth herein, the parties hereto hereby agree as follows:

     Section 1. AGREEMENT TO INVEST.

          (a) Each of the Investors, severally and not jointly, agrees that, in the event that Socket achieves the Milestones by October 31, 1997 (the "FINAL DATE"), such Investor shall make an additional investment (the "ADDITIONAL INVESTMENT") in Socket in at least the amount of the Prior Investment upon the terms set forth in the Additional Investment Terms. In the event that the Milestones are achieved as aforesaid on or prior to the Final Date, Socket shall promptly deliver to each Investor written notice (the "MILESTONE NOTICE") stating that such Milestones have been achieved. Within five (5) business days following receipt of the Milestone Notice, (i) each such Investor shall make the Additional Investment by wire transfer or certified check to Socket in immediately available funds; and (ii) Socket shall deliver a signed Convertible Subordinated Promissory Note that incorporates the Additional Investment Terms (and that shall be in substantially similar form as the Amended and Restated
Note).

          (b) In the event that an Investor does not make the Additional Investment upon the completion of the Milestones as aforesaid, the conversion price of the Amended and Restated Note of such Investor shall thereupon immediately, and without taking any further action on the part of Socket or such Investor, revert to a conversion price of $1.00 per share of socket Common Stock. Each of the Investors agrees that any conversion of the Amended and Restated Note at a conversion price of $0.50 per share of Socket Common Stock prior to the Final Date shall be effective only upon the making of the Additional Investment, and that any such conversion prior to the Final Date that is not accompanied or preceded by an Additional Investment shall be at a conversion price of $1.00 per share of Socket Common Stock.

     Section 2. OPTION TO INVEST. Notwithstanding whether Socket achieves the Milestones by or before the Final Date, each Investor shall have an option to make an additional investment in any amount not to exceed $500,000 in the aggregate among all such Investors on the Additional Investment Terms. Such option shall expire on the fifth business day following the Final Date. Such option shall be exercised by

Agreement and Option to Invest
Page 2


written notice to Socket, which notice shall state the amount of the additional investment that such Investor intends to make and shall be in the form attached hereto as Exhibit C.

     Section 3. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. Each of the Investors, severally but not jointly, hereby represents and warrants to the Company as follows:

          (a) Investor has been advised and acknowledges: (i) that the new Convertible Subordinated Promissory Noted (the "NEW NOTE") to be issued to Investor under this Agreement, Common Stock of the Company issuable upon conversion of the New Note (with this Agreement, the option granted hereunder, the New Note and such Common Stock being hereinafter referred to as the "SECURITIES") have not been, and when issued, will not be registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), the securities laws of any state of the United States or the securities laws of any other country;
(ii) that in issuing and selling the Securities to Investor pursuant hereto, the Company is relying upon the "safe harbor" provided by Regulation S and/or on
Section 4(2) under the Securities Act; (iii) that it is a condition to the availability of the Regulation S safe harbor that the Securities not be offered or sold in the United States or to a U.S. Person until the expiration of a period of forty (40) days following the issuance of such Securities; (iv) that, notwithstanding the foregoing, prior to the expiration of forty (40) days after the issuance of such Securities (the "RESTRICTED PERIOD"), the Securities may be offered and sold by the Investor thereof solely either: (A) if the offer or sale is within the United States or to or for the account of a U.S. Person (as such terms are defined in Regulation S), the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act; or (B) the offer and sale is outside the United States and to other than a U.S. Person. The foregoing restrictions are binding upon subsequent transferees of the Securities, except for transferees pursuant to an effective registration statement. After the Restricted Period, the Securities may be offered or sold within the United States or to or for the account of a U.S. Person only pursuant to applicable securities laws.

          (b) As used herein, the term "United States" means and includes the United States of America, its territories and possessions, any State of the United States, and the District of Columbia, and the term "U.S. Person" (as defined in Regulation S) means: (i) a natural person (regardless of citizenship) resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate or trust of which any executor, administrator or trustee is a U.S. Person; (iv) any agency or branch of a foreign entity located in the United States; (v) any nondiscretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person (whether or not the dealer or other fiduciary is a U.S. Person); (vi) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated and (if an individual) resident in the United States; and (vii) a corporation or partnership organized under the laws of any jurisdiction other than the United States by a U.S. Person principally for the purpose of investing in securities that have not been registered under the Securities Act, unless organized or incorporated and owned entirely by accredited investors (as defined in Rule 501(a) under the Securities
Act) who are not natural persons, estates or trusts.

          (c) Investor agrees that with respect to the Securities until the expiration of the Restricted Period: (i) Investor, its agents or representatives have not and will not solicit offers to buy, offer for sale or sell any of the Securities, or any beneficial interest therein in the United States or to or for the account of a U.S. Person during the Restricted Period; and (ii) that, notwithstanding the foregoing, prior to the expiration of the Restricted Period, the Securities may be offered and sold by the Investor thereof either: (A) if the offer or sale is within the United States or to or for the account of a U.S. Person (as such terms are

Agreement and Option to Invest
Page 3


defined in Regulation S), the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act; or (B) the offer and sale is outside the United States and to other than a U.S. Person. The foregoing restrictions are binding upon subsequent transferees of the Securities, except for transferees pursuant to an effective registration statement. Investor agrees that after the Restricted Period, the Securities may be offered or sold within the United States or to or for the account of a U.S. Person only pursuant to applicable securities laws.

          (d) Investor has not engaged, nor is it aware that any party has engaged, and Investor will not engage or cause any third party to engage in any directed selling efforts (as such term is defined in Regulation S) in the United States with respect to the Securities.

          (e) Investor (i) is domiciled and has its principal place of business outside the United States, (ii) certifies it is not a U.S. Person and is not acquiring the securities for the account or benefit of any U.S. Person, and (iii) any persons acting on Investor's behalf in connection therewith will be located outside the United States.

          (f) Investor is acquiring the Securities either: (i) for its own account; or (ii) for the account and benefit of clients of whom none is a U.S. Person and for whom Investor has, and for the entire Restricted Period will continue to have, full investment discretion with respect to the purchase, holding and disposition of the Securities.

          (g) Investor is not a "distributor" (as defined in Regulation S) or a "dealer" (as defined in the Securities Act).

          (h) By reason of Investor's business or financial experience, or that of the Investor's professional advisors, Investor has the capacity to protect Investor's own interests in connection with the acquisition of the Securities and has the ability to bear the economic risk (including the risk of total loss) of Investor's investment.

          (i) Investor further covenants that Investor will not make any sale, transfer or other disposition of the Securities in violation of the Securities Act, the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or the rules of the Securities and Exchange Commission promulgated under the Securities Act or the Exchange Act.

          (j) Investor covenants that Investor will sell, transfer or otherwise dispose of the Securities only in a manner consistent with such Investor's representations and covenants set forth in this Section 2. In connection therewith, Investor acknowledges that, upon issuance of the shares of Common Stock of the Company upon conversion of the New Note, the Company shall make a notation in its stock books regarding the restrictions on transfer set forth in this Section 2 and shall transfer such shares on the books of the Company only to the extent not inconsistent therewith.

          (k) Investor acknowledges that Company has given Investor access to all documents and other information required for Investor to make an informed decision with respect to the acceptance of the Securities. In this regard, Investor acknowledges that it has received and reviewed, among other things, the following documents filed by the Company with the Securities and Exchange
Commission: (i) the Company's Quarterly Report on Form 10-QSB for the quarters ended March 31, 1997 and June 30, 1997 and (ii) the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996.

Agreement and Option to Invest
Page 4


     Section 4. MISCELLANEOUS.

          (a) This Agreement shall be governed in all respects by the laws of the State of California.

          (b) The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, provided, however, that the rights of an Investor hereunder shall not be assignable without the consent of the Company, which consent shall not be unreasonably withheld.

          (c) This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

          (d) All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon delivery to the party to be notified in person or by courier service or five days after deposit with the United States mail, by registered or certified mail, postage prepaid, addressed (a) if to an Investor, at such Investor's address set forth in SCHEDULE A or at such other address as such Investor shall have furnished to the Company in writing, or (b) if to the Company, one copy should be sent to its executive offices located at 37400 Central Court, Newark, CA and addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Investors.

          (e) No delay or omission to exercise any right, power or remedy accruing to the Company, upon any breach or default of any Investor under this Agreement, shall impair any such right, power or remedy of the Company nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach of default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to the Company, shall be cumulative and not alternative.

          (f) This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the Investors, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

          (g) In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

Agreement and Option to Invest
Page 5




     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                        SOCKET COMMUNICATIONS, INC.


                                        By:
                                           ----------------------------------

                                        Name:
                                              -------------------------------

                                        Title:
                                              -------------------------------

Agreement and Option to Invest
Page 6


                          COUNTERPART SIGNATURE PAGE TO
                         AGREEMENT AND OPTION TO INVEST
                        DATED AS OF SEPTEMBER _____, 1997


"INVESTOR"

If you are an individual, please sign and    Name (Please Print)
print your name to the right
                                              -------------------------------

                                              -------------------------------
                                              Signature

                                              Address:
                                                      -----------------------

                                              -------------------------------

If you are signing on behalf of an entity,    Name of Organization
please print the legal name of the entity and sign to the right, indicating your title -------------------------------

                                              By:
                                                 ----------------------------

                                              Name of Signatory (Please Print)

                                              -------------------------------

                                              -------------------------------
                                              Signature

                                              Title:
                                                    -------------------------

                                              Address:
                                                      -----------------------

                                              -------------------------------

Agreement and Option to Invest
Page 7



                                   SCHEDULE A
                                    INVESTORS

------------------------------------------------------------------------------
------------------------------------------------------------------------------
                                                                      PRIOR
           INVESTOR / ADDRESS                                       INVESTMENT
                                                                      AMOUNT
------------------------------------------------------------------------------
 ForetagsByggarna BV                                                  $140,000
 c/o ETS
 P.O. Box 2804
 1000 CV Amsterdam, Holland
------------------------------------------------------------------------------
 Fredrik Grunewald                                                    $ 20,000
 Harrviksvagen 21
 139 40 Varmdo, Sweden
------------------------------------------------------------------------------
 Goran Garberg                                                        $ 15,000
 Skolvagen 7
 192 70 Sollentuna, Sweden
------------------------------------------------------------------------------
 Jelka Forvaltning AB                                                 $  8,000
 Thulegatan 25
 852 36 Sundsvall, Sweden
------------------------------------------------------------------------------
 Martin Gemvik                                                        $  6,000
 Gransvagen 6
 183 30 Taby, Sweden
------------------------------------------------------------------------------
 Bona Utilia AB                                                       $  3,000
 Havstena Gard, PL 2205
 269 92 Bastad, Sweden
------------------------------------------------------------------------------
 Cambista AB                                                          $  3,000
 Box 10144
 100 55 Stockholm, Sweden
------------------------------------------------------------------------------
 Sutre Lunden                                                         $  3,000
 Hildur Ottelinsgatan 2A
 752 31 Uppsala, Sweden
------------------------------------------------------------------------------
 Peter Lonnqvist                                                      $  2,000
 Lutzengatan 9
 115 20 Stockholm, Sweden
------------------------------------------------------------------------------
 Available for Additional Investment                                  $300,000
------------------------------------------------------------------------------
           TOTAL                                                      $500,000
------------------------------------------------------------------------------
------------------------------------------------------------------------------

Agreement and Option to Invest
Page 8


                                    EXHIBIT A

                                   MILESTONES


1. SIGNIFICANT DEVELOPMENT CONTRACTS. (a) The Development Contract is completed with Microsoft Corporation for development and licensing of the Kontiki prototypes; and (b) Socket and Cetronic continue the development, manufacturing and distribution of the Kontiki product and the development, manufacturing and distribution of the PDi Server product.

2. RECEIPT OF DEVELOPMENT FUNDING. (a) Payment of $100,000 has been received from Microsoft Corporation in connection with the delivery of Kontiki Phase I deliverables (designs and plastic models); and (b) Payment of $100,000 has been received from Mitsubishi Corporation in connection with funding the Kontiki development program.

3. COMBINATION PLANNING. The Combination Agreement has not been terminated by either Socket or Cetronic.

4. SOCKET REVENUES FOR THE THIRD QUARTER. Net revenues for the quarter ending September 30, 1997 are at least $1,400,000.

5. SOCKET SHARE PRICE. The average closing common stock price on the OTC Bulletin Board during the ten (10) trading days immediately preceding October 31, 1997 is not below $0.70 per share.

Agreement and Option to Invest
Page 9


                                    EXHIBIT B

                           ADDITIONAL INVESTMENT TERMS



     PRINCIPAL AMOUNT              $500,000

     INTEREST RATE                 8% per annum

     MATURITY DATE                 One year from date of issue

     CONVERSION                    Principal and accrued interest will be
                                   convertible into Socket Common Stock on
                                   demand at the rate of $0.50 per share.

     SUBORDINATION                 The New Note shall be subordinated to the
                                   CivicBank of Commerce loan and the World
                                   Trade Finance loan on the same terms as the prior note.

     EVENTS OF DEFAULT             An Event of Default shall mean the failure to
                                   pay principal or interest when due an failure to make such payment with five (5) business days of Company's receipt of Holder's written notice to Company of such failure to pay. In the Event of Default, the Holder shall have the right to convert outstanding principal and accrued interest into Common Stock of the Company at a conversion price equal to the lower of (i) the Conversion Price or (ii) 75% of the average closing price of the Company's
                                   Common Stock on the OTC Bulletin Board or
                                   Nasdaq SmallCap Market, as applicable, for the five (5) business days prior to the date of the Event of Default.

     OTHER TERMS                   All other terms shall be substantially the
                                   same as the Prior Note.

Agreement and Option to Invest
Page 10



                                    EXHIBIT C

                                 EXERCISE NOTICE



Socket Communications, Inc.
37400 Central Court
Newark, CA 94560

Attention:  President

     1. EXERCISE OF OPTION. The undersigned ("Investor") hereby elects to exercise Investor's option to invest an additional $____________ in Socket Communications, Inc. (the "Company") under and pursuant to Section 2 of the Agreement and Option to Invest dated September ___, 1997 (the "Agreement") by and among the Company and the investors listed on Schedule A thereto. Capitalized terms used but not otherwise defined in this Exercise Notice shall have the respective meanings given to them in the Agreement.

     2. REPRESENTATIONS OF OPTIONEE. Investor represents and warrants to the Company that:

          (i) Investor has been advised and acknowledges: (i) that the Convertible Subordinated Promissory Note (the "Note") to be issued to Investor under this Exercise Notice and the Agreement, and the Common Stock of the Company issuable upon conversion of the Note (with the Note and such Common Stock being hereinafter referred to as the "Securities") have not been, and when issued, will not be registered under the Securities Act, the securities laws of any state of the United States or the securities laws of any other country;
(ii) that in issuing and selling the Securities to Investor pursuant thereto, the Company is relying upon the "safe harbor" provided by Regulation S and/or on
Section 4(2) under the Securities Act; (iii) that it is a condition to the availability of the Regulation S safe harbor that the Securities not be offered or sold in the United States or to a U.S. Person until the expiration of a period of 40 days following the issuance of such Securities; (iv) that, notwithstanding the foregoing, prior to the expiration of 40 days after the issuance of such Securities (the "Restricted Period"), the Securities may be offered and sold by the Investor thereof solely either: (A) if the offer or sale is within the United States or to or for the account of a U.S. Person (as such terms are defined in Regulation S), the securities ares offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act; or (B) the offer and sale is outside the United State and to other than a U.S. Person. The foregoing restrictions are binding upon subsequent transferees of the Securities, except for transferees pursuant to an effective registration statement. After the Restricted Period, the Securities may be offered or sold within the United States or to or for the account of a U.S. Person only pursuant to applicable securities laws.

          (ii) As used herein, the term "United States" means and includes the United States of America, its territories and possessions, any State of the United States, and the District of Columbia, and the term "U.S. Person" (as defined in Regulations S) means: (i) a natural person (regardless of citizenship) resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate or trust of which any executor, administrator or trustee is a U.S. person;
(iv) any agency or branch of a foreign entity located in the United State; (v) any nondiscretionary account or

Agreement and Option to Invest
Page 11


similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person (whether or not the dealer or other fiduciary is a U.S. Person); (vi) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated and (if an individual) resident in the United States; and (vii) a corporation or partnership organized under the laws of any jurisdiction other than the United States by a U.S. Person principally for the purpose of investing in securities that have not been registered under the Securities Act, unless organized or incorporated and owned entirely by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

          (iii) Investor agrees that with respect to the Securities until the expiration of the Restricted Period: (i) Investor, its agents or representatives have not and will not solicit offers to buy, offer for sale or sell any of the Securities, or any beneficial interest therein in the United States or to or for the account of a U.S. person during the Restricted Period; and (ii) that, notwithstanding the foregoing, prior to the expiration of the Restricted Period, the Securities may be offered and sold by the Investor thereof either: (A) if the offer or sale is within the United States or to or for the account of a U.S. Person (as such terms are defined in Regulations S), the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act; or (B) the offer and sale is outside the United States and to other than a U.S. Person.
The foregoing restrictions are binding upon subsequent transferees of the Securities, except for transferees pursuant to an effective registration statement. Investor agrees that after the Restricted Period, the Securities may be offered or sold within the United States or to or for the account of a U.S. person only pursuant to applicable securities laws.

          (iv) Investor has not engaged, nor is it aware that any party has engaged, and Investor will not engage or cause any third party to engage in any directed selling efforts (as such term is defined in Regulation S) in the United States with respect to the Securities.

          (v) Investor (i) is domiciled and has its principal place of business outside the United States, (ii) certifies it is not a U.S. Person and is not acquiring the securities for the account or benefit of any U.S. Person, and (iii) any persons acting on Investor's behalf in connection therewith will be located outside the United States.

          (vi) Investor is acquiring the Securities either: (i) for its own account; or (ii) for the account and benefit of clients of whom none is a U.S. Person and for whom Investor has, and for the entire Restricted Period will continue to have, full investment discretion with respect to the purchase, holding and disposition of the Securities.

          (vii) Investor is not a "distributor" (as defined in Regulation S) or a "dealer" (as defined in the Securities Act).

          (viii) By reason of Investor's business or financial experience, or that of the Investor's professional advisor, Investor has the capacity to protect Investor's own interests in connection with the acquisition of the Securities and has the ability to bear the economic risk (including the risk of total loss) of Investor's investment.

          (ix) Investor further covenants that Investor will not make any sale, transfer or other disposition of the Securities in violation of the Securities Act, the Securities and Exchange Act of 1934, as

Agreement and Option to Invest
Page 12


amended (the "Exchange Act"), or the rules of the Securities and Exchange Commission promulgated under the Securities Act or the Exchange Act.

          (x) Investor covenants that Investor will sell, transfer or otherwise dispose of the Securities only in a manner consistent with such Investor's representations and covenants sets forth in this Section 2. In connection therewith, Investor acknowledges that, upon issuance of the shares of Common Stock of the Company upon conversion of the Note, the company shall make a notation in its stock books regarding the restrictions on transfer set forth in this Section 2 and shall transfer such shares on the books of the Company only to the extent not inconsistent therewith.

          (xi) Investor acknowledges that Company has given Investor access to all documents and other information required for Investor to make an informed decision with respect to the acceptance of the Securities. In this regard, Investor acknowledges that it has received and reviewed, among other things, the following documents filed by the Company with the Securities and Exchange
Commission: (i) the Company's Quarterly Report on Form 10-QSB for the quarters ended March 31, 1997 and June 31, 1997 and (ii) the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996.

     3. CONVERTIBLE SUBORDINATED PROMISSORY NOTE. Investor herewith delivers to the Company a certified check or wire transfer in the amount of the investment that Optionee has elected make. Upon receipt of such check or wire transfer, the Company shall promptly execute and deliver to Investor a Convertible Subordinated Promissory Note that incorporates the Additional Investment Terms (and that shall be in substantially similar form as the note evidencing the Prior Investment).

Agreement and Option to Invest
Page 13


     4. ENTIRE AGREEMENT. The Agreement is incorporated herein by reference. This Exercise Notice and Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Investor with respect to the subject matter hereof. This Exercise Notice and the Agreement are governed by California law except for that body of law pertaining to conflict of laws.

Submitted by:                           Accepted by:

INVESTOR:                               Socket Communications, Inc.

                                       By:
---------------------------------         -------------------------------

Address:                               Its:
        -------------------------          ------------------------------

        -------------------------

Dated:                                  Dated:
      ----------------------------             ---------------------------